News Release
For Immediate Release

Contact:  Thomas X. Geisel, President and Chief Executive Officer (856) 690-4329

Sun Bancorp, Inc. Reports Second Quarter 2013 Results

Second Quarter Highlights

•	Profitable second quarter with net income of $678 thousand and $3.1 million year-to-date

•	Continued progress in methodical reductions in problem loans with 41% reduction in non-performing loans in the past three quarters

•	Continued workout success resulted in $2.8 million of net recoveries for the second quarter and $3.8 million year-to-date

•	Net mortgage banking revenue totaled $5.6 million in the second quarter compared to $3.4 million in the linked quarter and $1.3 million in the comparable prior year quarter

•	Well positioned for rising rates with an asset sensitive balance sheet and over 10% of assets in cash

VINELAND, NJ – July 24, 2013 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today net income available to common shareholders of $678 thousand, or $0.01 per diluted share, for the quarter ended June 30, 2013, compared to net income available to common shareholders of $1.3 million, or $0.02 per diluted share, for the second quarter of 2012.

The following are key items and events that occurred during the second quarter of 2013:

•
Negative provision of $1.9 million recorded in the second quarter as compared to expense of $171 thousand in the first quarter of 2013. The allowance for loan loss equaled $48.0 million at June 30, 2013, an increase of $884 thousand from March 31, 2013. The allowance for loan losses equaled 2.22% of gross loans held-for-investment and 66.93% of non-performing loans held-for-investment at June 30, 2013 as compared to 2.09% and 63.87%, respectively, at March 31, 2013 and 2.02% and 55.33%, respectively, at December 31, 2012.

•	Total risk-based capital equaled 14.80% at June 30, 2013, an increase of 59 basis points from 14.21% at March 31, 2013.

•	Sold $46.0 million of jumbo residential mortgage loans from the loan portfolio and signed a definitive agreement to sell another $27.3 million in the third quarter of 2013.

“This quarter, we continued to focus on improvement of our asset quality profile, positioning the balance sheet for a rising rate environment, and plans to deploy the excess liquidity we created in this process into stronger earning assets,” said Thomas X. Geisel, Sun's President and Chief Executive Officer.  “For the remainder of the year, we will sustain ongoing efforts to advance our corporate strategy, achieve opportunistic growth, further reduce risk and provide unsurpassed service to our customers.”

Discussion of Results:

Balance Sheet

● Total assets were $3.21 billion at June 30, 2013, as compared to $3.22 billion at March 31, 2013 and December 31, 2012.

● Cash and cash equivalents increased $130.6 million to $442.2 million at June 30, 2013 as compared to the linked quarter, primarily due to an increase in interest earning bank balances as a result of commercial loan paydowns generated from workout strategies and the aforementioned sale of jumbo residential mortgage loans.

● Gross loans held-for-investment were $2.16 billion at June 30, 2013, as compared to $2.25 billion at March 31, 2013 and $2.28 billion at December 31, 2012. Compared to the linked quarter, loans held-for-investment decreased $92.8 million.  This was primarily driven by a reduction of $60.9 million in commercial and industrial loans over that period due to the aforementioned paydowns.  Also, residential mortgage loans declined by $23.7 million as the sale of $46.0 million of jumbo residential mortgage loans and the transfer of $27.3 million of jumbo residential mortgage loans to loans held-for-sale at June 30, 2013 were partially offset by new originations.

Net Interest Income and Margin

● Net interest income decreased $1.3 million from the linked quarter to $21.8 million for the three months ended June 30, 2013. The net interest margin decreased 20 basis points to 2.96% for the three months ended June 30, 2013 from 3.16% for the linked quarter, and decreased 57 basis points as compared to the same quarter in 2012. The average yield on interest-earning assets decreased 20 basis points to 3.50% for the quarter ended June 30, 2013 from 3.70% for the linked quarter. This decrease was due to a corresponding decline in loan yields and an increase in cash during the current quarter. Sun Bancorp, Inc. had an average cash balance of $378.3 million in the second quarter of 2013, compared to an average cash balance of $252.0 million in the linked quarter. Commercial loan yields declined two basis points in the second quarter as compared to the linked quarter due to lower rates on new originations and residential real estate loan yields declined 47 basis points over the same period due to declines in rates and volume. The margin variance between the quarter ended June 30, 2013 and the comparable prior year period is due to similar factors as noted above.

● Mortgage loans sold during the quarter totaled $207.6 million as compared to $243.2 million in the previous quarter and $86 million in the comparable prior year quarter.  Of the sales during the second quarter, $46.0 million were long term fixed rate and long duration adjustable rate jumbo mortgage loans from the portfolio, which Sun National Bank sold to reduce interest rate risk.  Combining these sales with the sale of $51.5 million of 30 year fixed rate jumbo loans and the sale of $124.8 million of fixed rate investments in the first quarter of 2013, Sun National Bank has sold approximately $222 million of assets in the first six months of the year, with another $27.3 million of fixed rate jumbo residential mortgage loans pending sale in the third quarter. “Interest rates have been abnormally low for an extended period of time and we believe it is prudent to reduce long duration exposures at this time,” stated Tom Brugger, Chief Financial Officer. “We will continue to evaluate opportunities to manage our balance sheet to optimize our net interest margin in the coming quarters with a focus on building a quality earning asset portfolio which generates an increasing net interest margin, growing net interest income and low loan losses.”

Non-Interest Income

● Non-interest income was $10.2 million for the quarter ended June 30, 2013, compared to $10.9 million for the quarter ended March 31, 2013 and $7.0 million for the comparable prior year quarter. The decrease from the linked quarter was primarily attributable to a loss on the sale of available for sale securities of $47 thousand in the second quarter as compared to a gain of $3.5 million in the linked quarter. This was partially offset by an increase in net mortgage banking revenue of $2.2 million resulting primarily from the $1.5 million gain recognized as a result of the aforementioned sales of jumbo residential mortgage loans.  Also, the linked quarter value included a negative derivative credit valuation adjustment of $504 thousand compared to a positive adjustment of $6 thousand in the second quarter.

Non-Interest Expense

● Sun Bancorp, Inc. incurred $33.2 million of non-interest expense in the second quarter of 2013, an increase of $1.9 million over the linked quarter and an increase of $3.2 million over the comparable prior year quarter. Professional fees and real estate owned expenses increased by $2.1 million and $1.0 million, respectively, from the linked quarter. Professional fees have increased due to additional compliance related consulting expenses and real estate owned expenses increased due to the loss of $470 thousand on the sale of eight properties, including three former bank branches, and the write down of $322 thousand on two properties. These increases were partially offset by a decrease in salaries and employee benefits of $1.3 million.

Asset Quality

● During the second quarter, negative provision of $1.9 million was recorded, as compared to expense of $171 thousand in the linked quarter and $510 thousand in the comparable prior year quarter. The allowance for loan losses was $48.0 million at June 30, 2013, or 2.22% of gross loans held-for-investment, as compared to the ratio of the allowance for loan losses to gross loans held-for-investment of 2.09% at March 31, 2013 and 2.02% at December 31, 2012. Recoveries were $4.8 million in the second quarter of 2013, as compared to $4.6 million of recoveries recorded in the linked quarter. Recoveries in the second quarter were primarily driven by the payoff of one commercial real estate loan which resulted in a recovery of $3.0 million. Charge-offs recorded in the second quarter were $2.0 million, as compared to $3.5 million for the linked quarter and $1.8 million for the comparable prior year quarter.

● Total non-performing assets were $78.5 million, or 3.51% of total gross loans held-for-investment, loans held-for-sale and real estate owned at June 30, 2013, as compared to $82.3 million, or 3.57%, and $103.1 million, or 4.18%, respectively, at March 31, 2013 and December 31, 2012. Non-performing loans decreased $2.1 million over the linked quarter to $71.7 million at June 30, 2013 from $73.8 million at March 31, 2013 and decreased $23.9 million from $95.6 million at December 31, 2012. The decrease from the linked quarter was primarily due to a large payoff of a nonperforming loan, which also resulted in the $3.0 million recovery noted above.

Capital

● Shareholders’ equity totaled $261.7 million at June 30, 2013 compared to $264.3 million at March 31, 2013 and $262.6 million at December 31, 2012. Sun Bancorp, Inc.’s tangible equity to tangible assets ratio was 7.00% at June 30, 2013, as compared to 7.02% at March 31, 2013 and 6.95% at December 31, 2012.  At June 30, 2013, Sun Bancorp, Inc.’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 14.80%, 12.91%, and 9.43%, respectively.  At June 30, 2013, Sun National Bank’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 14.05%, 12.79%, and 9.33%, respectively.

Sun Bancorp, Inc. will hold its regularly scheduled conference call on Thursday, July 25, 2013, at 11:00 a.m. (ET).  Participants may listen to the live web cast through the Sun Bancorp, Inc. website at www.sunnationalbank.com. Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Sun Bancorp, Inc. website for two weeks following the call.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $3.21 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service commercial bank serving customers through 50-plus locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's “Most Trustworthy Companies” for five years running.  Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, concerning the financial condition, results of operations and business of Sun Bancorp, Inc.  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about events or results or otherwise are not statements of historical facts, including statements about being well-positioned for rising interest rates, deploying excess liquidity into stronger earning assets, executing our corporate strategy, reducing long duration exposures, managing our balance sheet to optimize net interest margin, building a quality earning asset portfolio, growing net interest margin, lowering loan losses and reducing problem loans.  Actual results and trends could differ materially from those set forth in such statements and there can be no assurances that we will be well-positioned for rising interest rates, be able to deploy any excess liquidity into stronger earning assets, implement our corporate strategy as desired, reduce long duration exposures, manage our balance sheet to optimize net interest margin, build a quality earning asset portfolio, grow net interest margin, or further reduce loan losses or problem loans.  We caution that such statements are subject to a number of uncertainties, including those detailed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Sun Bancorp, Inc.’s Form 10-K for the fiscal year ended December 31, 2012, and its Form 10-Q for the quarter ended March 31, 2013, and in other filings made pursuant to the Securities Exchange Act of 1934, as amended.  Therefore, readers should not place undue reliance on any forward-looking statements.  Sun Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent interest income. Tax-equivalent interest income is a non-GAAP financial measure. Tax-equivalent interest income assumes a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended June 30, 2013, March 31, 2013 and June 30, 2012 were $175 thousand, $212 thousand and $217 thousand, respectively. The fully taxable equivalent adjustments for the six months ended June 30, 2013 and June 30, 2012 were $387 thousand and $450 thousand.

Tax-equivalent interest income

The following reconciles net interest income to net interest income on a fully taxable equivalent basis using a 35% tax rate for the three and six months ended June 30, 2013 and 2012:

For Three Months Ended:	June 30,
	2013	2012

Net interest income	$21,776	$ 24,883
Effect of tax exempt income	175	217
Net interest income, tax equivalent basis	$21,951	$ 25,100

For Six Months Ended:	June 30,
	2013	2012

Net interest income	$44,854	$ 49,533
Effect of tax exempt income	387	450
Net interest income, tax equivalent basis	$45,241	$ 49,983

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share amounts)
For the Three Months Ended			For the Six Months Ended
June 30,			June 30,
	2013	2012	2013	2012
Profitability for the period:
Net interest income	$21,776	$24,883	$44,854	$49,533
Provision for loan losses	(1,883)	510	(1,712)	31,193
Non-interest income	10,211	6,962	21,093	12,481
Non-interest expense	33,192	30,022	64,528	57,586
Income (loss) before income taxes	678	1,313	3,131	(26,765)
Net income (loss)	678	1,313	3,131	(26,765)
Net income (loss) available to common shareholders	$678	$1,313	$3,131	$(26,765)

Financial ratios:
Return on average assets(1)	0.08%	0.17%	0.19%	(1.71)%
Return on average equity(1)	1.03%	1.84%	2.38%	(17.90)%
Return on average tangible equity(1),(2)	1.22%	2.17%	2.81%	(21.01)%
Net interest margin(1)	2.96%	3.53%	3.06%	3.51%
Efficiency ratio	103.77%	94.38%	97.85%	92.86%

Earnings (loss) per common share:
Basic	$0.01	$0.02	$0.04	$(0.31)
Diluted	$0.01	$0.02	$0.04	$(0.31)

Average equity to average assets	8.17%	9.17%	8.18%	9.53%
	June 30,		December 31,
	2013	2012	2012
At period-end:
Total assets	$3,205,921	$3,133,484		$3,224,031
Total deposits	2,722,038	2,608,034		2,713,224
Loans receivable, net of allowance for loan losses	2,110,785	2,193,492		2,230,287
Loans held-for-sale	69,417	24,672		120,935
Investments	361,149	549,849		461,980
Borrowings	69,071	50,274		70,992
Junior subordinated debentures	92,786	92,786		92,786
Shareholders’ equity	261,664	284,768		262,595

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	2.22%	2.29%		2.02%
Non-performing loans held-for-investment to gross loans held-for-investment	3.32%	4.63%		3.64%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	3.51%	4.84%		4.18%
Allowance for loan losses to non-performing loans held-for-investment	66.93%	49.44%		55.33%

Total capital (to risk-weighted assets) (3):
Sun Bancorp, Inc.	14.80%	14.61%		13.72%
Sun National Bank	14.05%	13.90%		13.02%
Tier 1 capital (to risk-weighted assets) (3):
Sun Bancorp, Inc.	12.91%	13.00%		11.82%
Sun National Bank	12.79%	12.64%		11.76%
Leverage ratio:
Sun Bancorp, Inc.	9.43%	10.45%		9.30%
Sun National Bank	9.33%	10.15%		9.24%

Book value per common share	$3.03	$3.31		$3.05
Tangible book value per common share	$2.56	$2.81		$2.57
(1) Amounts for the three and six months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.
(3) June 30, 2013 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	June 30, 2013	December 31, 2012
ASSETS
Cash and due from banks	$71,290	$77,564
Interest-earning bank balances	370,949	92,052
Cash and cash equivalents	442,239	169,616
Investment securities available for sale (amortized cost of $347,936 and $439,488 at June 30, 2013 and December 31, 2012, respectively)	343,052	443,182
Investment securities held to maturity (estimated fair value of $885 and $960 at June 30, 2013 and December 31, 2012, respectively)	855	912
Loans receivable (net of allowance for loan losses of $48,007 and $45,873 at June 30, 2013 and December 31, 2012, respectively)	2,110,785	2,230,287
Loans held-for-sale, at lower of cost or market	-	21,922
Loans held-for-sale, at fair value	69,417	99,013
Restricted equity investments, at cost	17,242	17,886
Bank properties and equipment, net	48,659	50,805
Real estate owned	6,743	7,473
Accrued interest receivable	6,817	8,054
Goodwill	38,188	38,188
Intangible assets	1,800	3,262
Deferred taxes, net	1,995	-
Bank owned life insurance (BOLI)	76,288	76,858
Other assets	41,841	56,573
Total assets	$3,205,921	$3,224,031

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,722,038	$2,713,224
Securities sold under agreements to repurchase – customers	562	1,968
Advances from the Federal Home Loan Bank of New York (FHLBNY)	61,037	61,415
Obligations under capital lease	7,472	7,609
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	-	1,509
Other liabilities	60,362	82,925
Total liabilities	2,944,257	2,961,436

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 200,000,000 shares authorized; 88,571,973 shares issued and 86,465,250 shares outstanding at June 30, 2013; 88,300,637 shares issued and 86,193,914 shares outstanding at December 31, 2012	88,572	88,301
Additional paid-in capital	507,365	506,537
Retained deficit	(304,880)	(308,011)
Accumulated other comprehensive (loss) income	(2,889)	2,186
Deferred compensation plan trust	(342)	(256)
Treasury stock at cost, 2,106,723 shares at June 30, 2013 and December 31, 2012	(26,162)	(26,162)
Total shareholders’ equity	261,664	262,595
Total liabilities and shareholders’ equity	$3,205,921	$3,224,031

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
INTEREST INCOME
Interest and fees on loans	$23,945	$26,202	$48,844	$52,406
Interest on taxable investment securities	1,225	2,515	2,769	5,057
Interest on non-taxable investment securities	324	401	718	835
Dividends on restricted equity investments	217	284	463	511
Total interest income	25,711	29,402	52,794	58,809
INTEREST EXPENSE
Interest on deposits	2,945	3,447	5,960	7,131
Interest on funds borrowed	444	368	887	719
Interest on junior subordinated debentures	546	704	1,093	1,426
Total interest expense	3,935	4,519	7,940	9,276
Net interest income	21,776	24,883	44,854	49,533
PROVISION FOR LOAN LOSSES	(1,883)	510	(1,712)	31,193
Net Interest income after provision for loan losses	23,659	24,373	46,566	18,340
NON-INTEREST INCOME
Service charges on deposit accounts	2,250	2,810	4,479	5,551
Mortgage banking revenue, net	5,601	1,300	9,005	2,016
(Loss) gain on sale of investment securities	(47)	430	3,440	430
Investment products income	728	748	1,407	1,180
BOLI income	486	492	934	1,009
Derivative credit valuation adjustment	6	(13)	(498)	(327)
Other	1,187	1,195	2,326	2,622
Total non-interest income	10,211	6,962	21,093	12,481
NON-INTEREST EXPENSE
Salaries and employee benefits	13,019	13,497	27,311	27,244
Commission expense	2,556	2,259	4,597	3,283
Occupancy expense	3,081	3,271	6,657	6,320
Equipment expense	1,830	1,763	3,689	3,528
Amortization of intangible assets	541	921	1,462	1,842
Data processing expense	1,027	1,106	2,026	2,162
Professional fees	4,761	833	7,408	1,357
Insurance expenses	1,542	1,464	2,972	2,943
Advertising expense	698	1,008	1,251	1,305
Problem loan expense	1,023	1,274	1,822	2,751
Real estate owned expense, net	1,255	490	1,489	571
Office supplies expense	191	328	420	647
Other	1,668	1,808	3,424	3,633
Total non-interest expense	33,192	30,022	64,528	57,586
INCOME (LOSS) BEFORE INCOME TAXES	678	1,313	3,131	(26,765)
INCOME TAX EXPENSE	-	-	-	-
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$678	$1,313	$3,131	$(26,765)

Basic earnings (loss) per share	$0.01	$0.02	$0.04	$(0.31)
Diluted earnings (loss) per share	$ `0.01	$0.02	$0.04	$(0.31)
Weighted average shares – basic	86,323,099	85,884,671	86,284,325	85,830,764
Weighted average shares - diluted	86,356,796	85,916,426	86,357,968	85,830,764

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2013	2013	2012	2012	2012
	Q2	Q1	Q4	Q3	Q2
Balance sheet at quarter end:
Cash and cash equivalents	$442,239	$311,660	$169,616	$83,854	$115,891
Investment securities	361,149	335,844	461,980	527,034	549,849
Loans held-for-investment:
Commercial and industrial	1,676,133	1,737,079	1,725,567	1,802,060	1,794,830
Home equity	195,938	200,084	207,720	212,911	217,768
Second mortgage	27,276	29,235	30,842	32,610	36,429
Residential real estate	225,147	248,875	273,413	224,346	153,373
Other	34,298	36,287	38,618	39,069	42,486
Total gross loans held-for-investment	2,158,792	2,251,560	2,276,160	2,310,996	2,244,886
Allowance for loan losses	(48,007)	(47,124)	(45,873)	(49,016)	(51,394)
Net loans held-for-investment	2,110,785	2,204,436	2,230,287	2,261,980	2,193,492
Loans held-for-sale	69,417	41,469	120,935	60,676	24,672
Goodwill	38,188	38,188	38,188	38,188	38,188
Intangible assets	1,800	2,341	3,262	4,183	5,104
Total assets	3,205,921	3,227,146	3,224,031	3,180,263	3,133,487
Total deposits	2,722,038	2,723,337	2,713,224	2,646,807	2,608,034
Federal funds purchased	-	-	-	30,000	-
Securities sold under agreements to repurchase - customers	562	2,726	1,968	3,587	5,454
Advances from FHLBNY	61,037	61,077	61,415	16,749	22,080
Securities sold under agreements to repurchase - FHLBNY	-	-	-	20,000	15,000
Obligations under capital lease	7,472	7,541	7,609	7,675	7,740
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	261,664	264,341	262,596	287,480	284,768
Quarterly average balance sheet:
Loans(1):
Commercial and industrial	$1,719,278	$1,744,553	$1,788,347	$1,805,623	$1,815,704
Home equity	197,237	204,311	210,085	215,542	218,910
Second mortgage	28,679	30,347	32,442	35,816	38,545
Residential real estate	307,248	330,916	319,427	230,259	155,479
Other	28,929	30,410	32,444	33,658	34,765
Total gross loans	2,281,371	2,340,537	2,382,745	2,320,898	2,263,403
Securities and other interest-earning assets	680,659	607,284	545,781	555,846	583,788
Total interest-earning assets	2,962,030	2,947,821	2,928,526	2,876,744	2,847,191
Total assets	3,222,106	3,206,536	3,193,607	3,153,668	3,116,627
Non-interest-bearing demand deposits	531,210	506,600	511,813	504,936	493,707
Total deposits	2,722,651	2,703,039	2,660,405	2,642,048	2,604,083
Total interest-bearing liabilities	2,355,086	2,360,883	2,318,794	2,279,177	2,259,370
Total shareholders' equity	263,108	263,070	287,698	289,129	285,667
Capital and credit quality measures:
Total capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	14.80%	14.21%	13.72%	14.30%	14.61%
Sun National Bank	14.05%	13.52%	13.02%	13.63%	13.90%
Tier 1 capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	12.91%	12.33%	11.82%	12.71%	13.00%
Sun National Bank	12.79%	12.26%	11.76%	12.37%	12.64%
Leverage ratio:
Sun Bancorp, Inc.	9.43%	9.40%	9.30%	10.41%	10.45%
Sun National Bank	9.33%	9.34%	9.24%	10.12%	10.15%

Average equity to average assets	8.17%	8.20%	9.01%	9.17%	9.17%
Allowance for loan losses to total gross loans held-for-investment	2.22%	2.09%	2.02%	2.12%	2.29%
Non-performing loans held-for-investment to gross loans held-for-investment	3.32%	3.28%	3.64%	5.23%	4.63%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	3.51%	3.57%	4.18%	5.32%	4.84%
Allowance for loan losses to non-performing loans held-for-investment	66.93%	63.87%	55.33%	40.56%	49.44%

Other data:
Net recoveries (charge-offs)	2,766	1,080	(26,690)	(4,246)	(1,243)
Non-performing assets:
Non-accrual loans	$54,031	$57,143	$64,660	$95,383	$79,696
Non-accrual loans held-for-sale	-	-	10,224	-	-
Troubled debt restructurings, non-accrual	17,693	16,640	18,244	25,454	24,256
Troubled debt restructurings, held-for-sale	-	-	2,499	-	-
Loans past due 90 days and accruing	-	-	-	-	-
Real estate owned, net	6,743	8,472	7,473	5,513	6,116
Total non-performing assets	78,467	82,255	103,100	126,350	110,068
(1) Average balances include non-accrual loans and loans held-for-sale. (2) June 30, 2013 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
	2013	2013	2012	2012	2012
	Q2	Q1	Q4	Q3	Q2
Profitability for the quarter:
Tax-equivalent interest income	$25,888	$27,295	$28,367	$28,681	$29,619
Interest expense	3,937	4,005	4,174	4,135	4,519
Tax-equivalent net interest income	21,951	23,290	24,191	24,546	25,100
Tax-equivalent adjustment	175	212	212	212	217
Provision for loan losses	(1,883)	171	24,154	1,868	510
Non-interest income	10,211	10,882	6,815	9,588	7,527
Non-interest expense excluding amortization of intangible assets	32,651	30,415	30,677	29,938	29,666
Amortization of intangible assets	541	921	921	922	921
Income (loss) before income taxes	678	2,453	(24,956)	1,194	1,313
Income tax benefit	-	-	-	(34)	-
Net income (loss)	678	2,453	(24,956)	1,228	1,313
Net income (loss) available to common shareholders	$678	$2,453	$(24,956)	$1,228	$1,313
Financial ratios:
Return on average assets (1)	0.08%	0.31%	(3.13)%	0.16%	0.17%
Return on average equity (1)	1.03%	3.73%	(34.70)%	1.70%	1.84%
Return on average tangible equity (1),(2)	1.22%	4.42%	(40.61)%	1.99%	2.17%
Net interest margin (1)	2.96%	3.16%	3.30%	3.41%	3.53%
Efficiency ratio	103.77%	92.27%	102.60%	90.97%	94.38%
Per share data:
Income (loss) per common share:
Basic	$0.01	$0.03	$(0.29)	$0.01	$0.02
Diluted	$0.01	$0.03	$(0.29)	$0.01	$0.02
Book value	$3.03	$3.06	$3.05	$3.34	$3.31
Tangible book value	$2.56	$2.59	$2.57	$2.85	$2.81
Average basic shares	86,323,099	86,245,121	86,082,669	86,001,929	85,884,671
Average diluted shares	86,356,796	86,370,435	86,082,669	86,047,655	85,916,426
Non-interest income:
Service charges on deposit accounts	$2,250	$2,229	$2,486	$2,917	$2,810
Mortgage banking revenue, net	5,601	3,404	3,694	4,204	1,300
Net (loss) gain on sale of investment securities	(47)	3,487	(196)	-	430
Investment products income	728	679	606	510	748
BOLI income	486	448	488	489	492
Derivative credit valuation adjustment	6	(504)	(1,750)	(198)	(13)
Other income	1,187	1,139	1,487	1,666	1,195
Total non-interest income	$10,211	$10,882	$6,815	$9,588	$6,962
Non-interest expense:
Salaries and employee benefits	$13,019	$14,292	$13,331	$13,666	$13,497
Commission expense	2,556	2,041	2,514	2,462	2,259
Occupancy expense	3,081	3,576	3,416	3,275	3,271
Equipment expense	1,830	1,859	2,005	1,866	1,763
Amortization of intangible assets	541	921	921	922	921
Data processing expense	1,027	999	1,138	1,084	1,106
Professional fees	4,761	2,647	1,389	713	833
Insurance expense	1,542	1,430	1,506	1,375	1,464
Advertising expense	698	553	1,040	464	1,008
Problem loan costs	1,023	799	776	2.154	1,274
Real estate owned expense, net	1,255	234	1,008	779	490
Office supplies expense	191	229	298	302	328
Other expense	1,668	1,756	2,256	1,798	1,808
Total non-interest expense	$33,192	$31,336	$31,598	$30,860	$30,022
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended June 30,
	2013			2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,719,278	$18,622	4.33%	$1,815,704	$21,123	4.65%
Home equity	197,237	1,911	3.88	218,910	2,297	4.20
Second mortgage	28,679	432	6.03	38,545	550	5.71
Residential real estate	307,248	2,485	3.24	155,479	1,608	4.14
Other	28,929	495	6.84	34,765	624	7.18
Total loans receivable	2,281,371	23,945	4.20	2,263,403	26,202	4.63
Investment securities(3)	373,311	1,751	1.88	558,708	3,402	2.44
Interest-earning bank balances	307,348	192	0.25	25,080	15	0.24
Total interest-earning assets	2,962,030	25,888	3.50	2,847,191	29,619	4.16
Non-interest earning assets:
Cash and due from banks	70,968			72,472
Bank properties and equipment, net	49,192			53,164
Goodwill and intangible assets, net	40,256			43,745
Other assets	99,660			100,055
Total non-interest-earning assets	260,076			269,436
Total assets	$3,222,106			$3,116,627

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,244,074	$1,094	0.35%	$1,208,250	$1,146	0.38%
Savings deposits	269,624	220	0.33	262,947	217	0.33
Time deposits	677,743	1,632	0.96	639,179	2,084	1.30
Total interest-bearing deposit accounts	2,191,441	2,946	0.54	2,110,376	3,447	0.65
Short-term borrowings:
Federal funds purchased	-	-	-	8,956	9	0.40
Securities sold under agreements to repurchase - customers	2,304	1	0.17	5,807	2	0.14
Long-term borrowings:
FHLBNY advances (4)	61,051	318	2.08	33,675	229	2.72
Obligations under capital lease	7,504	125	6.66	7,770	129	6.64
Junior subordinated debentures	92,786	547	2.36	92,786	703	3.04
Total borrowings	163,645	991	2.42	148,994	1,072	2.88
Total interest-bearing liabilities	2,355,086	3,937	0.67	2,259,370	4,519	0.80
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	531,210			493,707
Other liabilities	72,702			77,883
Total non-interest bearing liabilities	603,912			571,590
Total liabilities	2,958,998			2,830,960
Shareholders' equity	263,108			285,667
Total liabilities and shareholders' equity	$3,222,106			$3,116,627

Net interest income		$21,951			$25,100
Interest rate spread (5)			2.83%			3.36%
Net interest margin (6)			2.96%			3.53%
Ratio of average interest-earning assets to average interest-bearing liabilities			125.77%			126.02%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended June 30, 2013 and 2012 were $175 thousand and $217 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Six Months Ended June 30,
	2013			2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,731,846	$37,581	4.34%	$1,832,460	$42,398	4.63%
Home equity	200,755	3,817	3.80	219,661	4,542	4.14
Second mortgage	29,508	860	5.83	39,946	1,140	5.71
Residential real estate	319,017	5,556	3.48	139,523	2,984	4.28
Other	29,665	1,030	6.94	38,249	1,342	7.02
Total loans receivable	2,310,791	48,844	4.23	2,269,839	52,406	4.62
Investment securities (3)	400,516	4,035	2.01	554,603	6,824	2.46
Interest-earning bank balances	243,658	303	0.25	27,465	31	0.23
Total interest-earning assets	2,954,965	53,182	3.60	2,851,907	59,261	4.16
Non-interest earning assets:
Cash and due from banks	71,867			72,111
Bank properties and equipment, net	49,774			53,751
Goodwill and intangible assets, net	40,618			44,206
Other assets	97,141			113,720
Total non-interest-earning assets	259,400			283,788
Total assets	$3,214,365			$3,135,695

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,242,974	$2,205	0.35%	$1,229,970	$2,406	0.39%
Savings deposits	267,519	435	0.33	262,575	446	0.34
Time deposits	683,433	3,321	0.97	629,967	4,280	1.36
Total interest-bearing deposit accounts	2,193,926	5,961	0.54	2,122,512	7,132	0.67
Short-term borrowings:
Federal funds purchased	-	-	-	7,665	14	0.37
Securities sold under agreements to repurchase - customers	2,613	2	0.15	6,238	4	0.13
Long-term borrowings:
FHLBNY advances (4)	61,105	634	2.08	25,597	443	3.46
Obligations under capital lease	7,538	251	6.66	7,802	259	6.64
Junior subordinated debentures	92,786	1,093	2.36	92,786	1,426	3.07
Total borrowings	164,042	1,980	2.41	140,088	2,146	3.06
Total interest-bearing liabilities	2,357,968	7,941	0.67	2,262,600	9,278	0.82
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	518,973			490,398
Other liabilities	74,334			83,722
Total non-interest bearing liabilities	593,307			574,120
Total liabilities	2,951,275			2,836,720
Shareholders' equity	263,090			298,975
Total liabilities and shareholders' equity	$3,214,365			$3,135,695

Net interest income		$45,241			$49,983
Interest rate spread (5)			2.93%			3.34%
Net interest margin (6)			3.06%			3.51%
Ratio of average interest-earning assets to average interest-bearing liabilities			125.32%			126.05%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the six months ended June 30, 2013 and 2012 were $387 thousand and $450 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	June 30, 2013			March 31, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,719,278	$18,622	4.33%	$1,744,553	$18,959	4.35%
Home equity	197,237	1,911	3.88	204,311	1,906	3.73
Second mortgage	28,679	432	6.03	30,347	428	5.64
Residential real estate	307,248	2,485	3.24	330,916	3,071	3.71
Other	28,929	495	6.84	30,410	535	7.04
Total loans receivable	2,281,371	23,945	4.20	2,340,537	24,899	4.26
Investment securities(3)	373,311	1,751	1.88	428,024	2,285	2.14
Interest-earning bank balances	307,348	192	0.25	179,260	111	0.25
Total interest-earning assets	2,962,030	25,888	3.50	2,947,821	27,295	3.70
Non-interest earning assets:
Cash and due from banks	70,968			72,775
Bank properties and equipment, net	49,192			50,363
Goodwill and intangible assets, net	40,256			40,983
Other assets	99,660			94,594
Total non-interest-earning assets	260,076			258,715
Total assets	$3,222,106			$3,206,536

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,244,074	$1,094	0.35%	$1,241,861	$1,111	0.36%
Savings deposits	269,624	220	0.33	265,391	215	0.32
Time deposits	677,743	1,632	0.96	689,187	1,689	0.98
Total interest-bearing deposit accounts	2,191,441	2,946	0.54	2,196,439	3,015	0.55
Short-term borrowings:
Federal funds purchased	-	-	-	-	-	-
Securities sold under agreements to repurchase - customers	2,304	1	0.17	2,926	1	0.14
Long-term borrowings:
FHLBNY advances (4)	61,051	318	2.08	61,160	316	2.07
Obligations under capital lease	7,504	125	6.66	7,572	126	6.66
Junior subordinated debentures	92,786	547	2.36	92,786	547	2.36
Total borrowings	163,645	991	2.42	164,444	990	2.41
Total interest-bearing liabilities	2,355,086	3,937	0.67	2,360,883	4,005	0.68
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	531,210			506,600
Other liabilities	72,702			75,983
Total non-interest bearing liabilities	603,912			582,583
Total liabilities	2,958,998			2,943,466
Shareholders' equity	263,108			263,070
Total liabilities and shareholders' equity	$3,222,106			$3,206,536

Net interest income		$21,951			$23,290
Interest rate spread (5)			2.83%			3.02%
Net interest margin (6)			2.96%			3.16%
Ratio of average interest-earning assets to average interest-bearing liabilities			125.77%			126.07%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended June 30, 2013 and March 31, 2013 were $175 thousand and $212 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.